Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-194262) of Knowles Corporation of our report dated March 9, 2015 relating to the financial statements of Audience, Inc., which appears in this Current Report on Form 8-K of Knowles Corporation.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 1, 2015